UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2014

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On January 22, 2014, LogMeIn, Inc. (the “Company”) promoted Edward K. Herdiech from Vice President, Finance to Senior Vice President, Finance, effective immediately. In his capacity as Senior Vice President, Finance, Mr. Herdiech shall serve as the Company’s principal accounting officer, a role that was previously performed by the Company’s Chief Financial Officer and principal financial officer, Mr. James F. Kelliher.

Mr. Herdiech, age 47, has served as the Company’s Vice President, Finance since February 2010 and as the Company’s Corporate Controller from December 2006 to February 2010. Prior to joining the Company, Mr. Herdiech held a number of finance positions at Parametric Technology Corporation, a leading provider of 2D and 3D design software, product lifecycle management software and service management solutions, including Director of Financial Planning & Analysis, Director of Competitive Analysis and Assistant Controller. Mr. Herdiech received his B.S. in Business Administration with a concentration in Accounting from the University of Vermont in December 1989. Mr. Herdiech has not served as a director of a public company during the past five years.

There are currently no arrangements or understandings between Mr. Herdiech and any other person pursuant to which Mr. Herdiech was selected as an executive officer. There are no family relationships between Mr. Herdiech and any director or other executive officer of the Company, or with any person nominated or chosen to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions currently proposed, in which Mr. Herdiech, or any member of his immediate family, has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his promotion, Mr. Herdiech will be entitled to an annual base salary in the amount of $228,000 and an annual cash incentive bonus of $91,200, assuming the Company’s achievement of 100% of the Company’s established target performance goals. Mr. Herdiech’s actual bonus payment for the 2014 calendar year will be based on the Company’s achievement of certain performance objectives and goals. As an executive officer of the Company, Mr. Herdiech’s annual cash incentive bonus will be subject to the Company’s executive compensation recovery, or “clawback,” policy, which requires the reimbursement of excess incentive-based cash compensation provided to our executive officers in the event of certain restatements of our financial statements. In connection with his promotion, Mr. Herdiech was also granted 12,000 restricted stock units under the Company’s 2009 Stock Incentive Plan, which shall vest in three equal installments over a three-year period commencing on January 22, 2015 so that 100% of the restricted stock units will be vested as of January 22, 2017

Compensatory Arrangements with Certain Officers

On January 22, 2014, the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) approved the following salary and performance based cash incentive bonus compensation for the Company’s executive officers:

Salary and Cash Incentive Bonus Compensation:

In additional to their annual base salaries, the Company’s executive officers are entitled to participate in the Company’s annual cash incentive bonus program. Annual cash incentive bonuses are intended to compensate for the achievement of Company strategic, operational and financial goals and/or individual performance objectives. Amounts payable are discretionary and typically calculated as a percentage of the applicable executive’s base salary, with higher ranked executives typically being compensated at a higher percentage of base salary. Near the beginning of each fiscal year, the Committee establishes a target performance level for the Company based on the Company’s satisfaction of certain performance metrics which are set in advance by the Committee. Typically, these cash incentive bonuses are paid after the completion of the applicable fiscal year, based on the Company’s actual performance versus the established performance metrics. In the event that the Company’s actual performance exceeds or falls short of the target performance level, bonus amounts are increased or decreased accordingly.

The following table sets forth (i) the actual 2013 cash incentive bonuses earned by our executive officers (as defined in Item 402(a)(3) of Regulation S-K), which were calculated and approved by the Committee at the January 22,

2014 Board meeting, and (ii) the 2014 salary and potential bonus information for our 2014 executive officers, assuming achievement of 100% of the 2014 targets, which are based on the strategic, operational and financial goals set by the Committee for the 2014 fiscal year:

Name of Executive Officer	Actual 2013 Cash Incentive Bonus Earned[1]		2014 Base Salary	Potential 2014 Cash Incentive Bonus[6]
Michael K. Simon	$555,141		$400,000	$400,000
James F. Kelliher	$222,054		$340,000	$204,000
William R. Wagner	$199,510	[2]	$410,000	$205,000
W. Sean Ford	$—	[3]	$315,000	$150,000
Michael J. Donahue	$141,854		$265,000	$106,000
Edward K. Herdiech	$—	[4]	$228,000	$91,200
Lawrence M. D’Angelo	$221,613	[5]	$225,000	$225,000	[5]
Matthew P. Kaplan	$—	[4]	$225,000	$90,000

1.	Based on the Company’s fiscal 2013 performance, the Company achieved greater than 100% of the target performance goals established by the Committee, which resulted in the 2013 cash incentive bonus for our named executive officers being awarded at 150% of the target performance level.
2.	Mr. Wagner was appointed the Company’s Chief Operating Officer in April 2013. Mr. Wagner received a pro-rated portion of his 2013 annual cash incentive bonus opportunity based on his actual length of service with the Company in 2013.
3.	Mr. Ford was hired as the Company’s SVP and Chief Marketing Officer on January 21, 2014.
4.	Mr. Herdiech and Mr. Kaplan were not named executive officers (as defined in Item 402(a)(3) of Regulation S-K) for fiscal year 2013.
5.	As the Company’s SVP of Sales, Mr. D’Angelo’s cash incentive bonus is commission-based and tied to the Company’s achievement of certain Board specified levels of sales.
6.	Amounts reported assume the Company’s achievement of 100% of the target performance level established by the Committee. The annual cash incentive bonuses awarded to the Company’s executive officers for fiscal 2014 will also be subject to the Company’s executive compensation recovery, or “clawback,” policy, which requires the reimbursement of excess incentive-based cash compensation provided to our executive officers in the event of certain restatements of our financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: January 27, 2014	By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer